UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report:

(Date of earliest event reported)

October 11, 2006

CHAPARRAL STEEL COMPANY

(Exact name of registrant as specified in charter)

Delaware	000-51307	20-2373478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Ward Road Midlothian, Texas	76065
(Address of principal executive offices)	(Zip Code)

(972) 775-8241

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry Into a Material Definitive Agreement

Approval of Director Compensation Arrangements

On October 11, 2006, the registrant’s Board of Directors (the “Board”) approved a new market driven compensation package for the Company’s non-employee directors. As more fully described below, the new compensation package consists of an annual retainer, annual committee retainers, annual restricted stock grants, and annual contributions to a charity of the non-employee director’s choice. The new compensation package became effective October 11, 2006 for Mr. Eugenio Clariond, Mr. Joseph D. Mahaffey and Ms. Elizabeth C. Williams, who were each re-elected to the Board at the Company’s 2006 annual meeting of stockholders. The new compensation package will become effective for each other current non-employee director (other than the Chairman of the Board) upon such director’s re-election to the Board. As a result, the new compensation package will become effective with respect to Mr. Ronald J. Gafford, if re-elected, on the date of the 2007 annual meeting of stockholders, and with respect to Mr. Joseph M. Grant and Mr. Ian Wachtmeister, if re-elected, on the date of the 2008 annual meeting of stockholders. The new compensation package will become effective with respect to Mr. Joseph M. Hoak, Jr., our current Chairman of the Board, on the date of the first meeting of the Board following the 2007 annual meeting of stockholders if he is re-elected as Chairman of the Board at such time.

Until the new compensation package becomes effective, the Company’s previously approved non-employee director compensation package will remain in effect. In the event a new director is appointed or elected to the Board, that director will receive compensation in accordance with the new compensation package.

The respective components of the new compensation package are as follows:

Annual Retainer (all non-employee directors other than the Chairman of the Board)	$50,000

Annual Retainer (Chairman of the Board)	$75,000

Annual Committee Retainer – Audit Committee Chair	$10,000
Annual Committee Retainer – Other Audit Committee Members	$2,000

Annual Committee Retainer – Compensation Committee Chair	$5,000
Annual Committee Retainer – Other Compensation Committee Members	$1,000

Annual Committee Retainer – Governance Committee Chair	$5,000
Annual Committee Retainer – Other Governance Committee Members	$1,000

Annual Restricted Stock Grant – Chairman of the Board	Shares with a fair market value of $175,000 (1)
Annual Restricted Stock Grant – Other Board Members	Shares with a fair market value of $125,000 (1)

Annual Charitable Contribution – Per Board Member	Up to $10,000

(1)	Fair market value will mean the weighted average sales price of one share of registrant’s $.01 par value per share common stock as reported on the stock exchange operated by The NASDAQ Stock Market LLC on the date of grant.

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With respect to each non-employee director elected at the 2006 annual meeting of stockholders, the annual retainer fees and annual restricted stock grants described above will be paid as soon as practicable following October 11, 2006. Thereafter, annual retainer fees and annual restricted stock grants will be paid as soon as practicable following each annual meeting of stockholders that occurs during the term of office of such director.

With respect to each of the other non-employee directors (other than the Chairman of the Board), beginning upon the date of re-election of such director to the Board, the annual retainer fees and annual restricted stock grants described above will be paid as soon as practicable following the annual meeting of stockholders at which such director is re-elected. Thereafter, annual retainer fees, annual restricted stock grants and annual charitable contributions will be paid as soon as practicable following each annual meeting of stockholders that occurs during the term of office of such director.

With respect to the Chairman of the Board, the annual retainer fees, annual restricted stock grants and annual charitable contributions described above will be paid as soon as practicable following the date of his re-election as Chairman of the Board.

The shares of restricted stock granted to a non-employee director (other than the Chairman of the Board) will vest, and no longer be subject to restrictions, on the date of the annual meeting of stockholders immediately following the grant of such shares. The shares of restricted stock granted to the Chairman of the Board will vest and no longer be subject to restrictions on the date of the meeting of the Board immediately following the next annual meeting of stockholders immediately following the grant of such shares.

Any shares of restricted stock which have not vested will be forfeited upon the resignation or removal of the director.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAPARRAL STEEL COMPANY

Date: October 12, 2006	By:	/s/ Robert E. Crawford, Jr.
Robert E. Crawford, Jr.
Vice President and General Counsel

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